EX-99.1

Contacts:
Andrew Kramer	Charlie Vaida
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3182
akramer@irobot.com	cvaida@irobot.com

iRobot Reports Third-Quarter 2021 Financial Results

7% Revenue Growth in Q321 Underpins
Stronger-than-Expected Q321 Operating Income and EPS

BEDFORD, Mass., October 27, 2021 – iRobot Corp. (NASDAQ: IRBT), a leader in consumer robots, today announced its financial results for the third quarter ended October 2, 2021.

Colin Angle, chairman and chief executive officer of iRobot, stated, “We were pleased with our third-quarter financial results, especially considering the many challenges associated with an increasingly stressed and fragile supply chain environment. Our revenue performance benefited from the timing of orders that shifted into the third quarter. The combination of higher-than-anticipated revenue, better-than-expected gross margin and prudent spending enabled us to exceed our third-quarter operating profitability and EPS expectations.”

Angle added, “We have continued to execute well on our strategy. Our recently launched Genius 3.0 Home Intelligence and Roomba j7+ showcase the many unique ways that our AI, machine vision and other software-centric innovations delight consumers and differentiate our robots in the marketplace. We were also pleased to see that our iRobot Select subscription service is building momentum in the U.S. and our connected customer base continues to expand globally.”

Commenting on the company’s 2021 outlook, Angle concluded, “As we entered the third quarter, we had already navigated through a range of supply chain issues that had impacted our ability to fulfill anticipated orders and substantially increased our cost base. As we continue to manage through component availability challenges and contend with protracted shipping timeframes, shipping delays and related logistical issues, we have refined our FY21 revenue outlook accordingly. While we have further adjusted our spending plans to mitigate against recent, sharp increases in our transportation costs, we have updated our FY21 operating profit and EPS outlook to reflect recent regulatory developments that indicate that tariff relief is now more likely to occur next year and, if granted, it will not be retroactive earlier than October 12, 2021. Had a tariff exclusion retroactive to January 1 been granted this year, our FY21 EPS would have remained within the expectations we set at the end of July.”

Financial Performance Highlights
•Revenue for the third quarter of 2021 grew 7% to $440.7 million over $413.1 million in the third quarter of 2020. Revenue for the first nine months of 2021 of $1,109.5 million increased 25% from $885.6 million in the same period last year.
◦The third-quarter 2021 revenue performance was led by 15% growth in EMEA, 5% growth in the U.S., and 2% in Japan over the prior year period.
◦14% revenue growth in mid-tier and premium robots, which accounted for 87% of total quarterly robot sales.
◦We estimate that iRobot’s third-quarter 2021 revenue to support e-commerce, which spans the company’s own website and app, dedicated e-commerce websites and the online arms of traditional retailers, grew by 8% over the third quarter of 2020 and represented 60% of third-

quarter 2021 revenue. iRobot’s direct-to-consumer (DTC) revenue of $40 million grew 13% from the prior year’s third quarter.
•The company’s third-quarter 2021 GAAP operating income was $40.5 million, compared with GAAP operating income of $81.0 million in the third quarter of 2020. Third-quarter 2021 non-GAAP operating income of $48.0 million compared with non-GAAP operating income of $93.1 million in the same period one year ago. GAAP operating income for the first nine months of 2021 was $43.8 million, compared with GAAP operating income of $131.1 million in the first nine months of 2020. Non-GAAP operating income for the first nine months of 2021 was $71.9 million versus non-GAAP operating income of $119.3 million in the same period one year ago.
•iRobot’s GAAP net income per share was $2.06 for the third quarter of 2021, compared with GAAP net income per share of $3.27 in the third quarter of 2020. Non-GAAP net income per share was $1.67 for the third quarter of 2021 versus non-GAAP third-quarter 2020 net income per share of $2.58. GAAP net income per share for the first nine months of 2021 was $2.17, compared with $4.69 in the first nine months of 2020. Non-GAAP net income per share for the first three quarters of 2021 was $2.32, compared with $3.31 in the same period of 2020.
•As of October 2, 2021, the company’s cash, cash equivalents and short-term investments were $247.9 million, compared with $415.8 million as of July 3, 2021 and $483.7 million at the end of 2020. The sequential decrease in iRobot’s cash position was due primarily to using $100 million to repurchase its common stock through an accelerated share repurchase (ASR) program and operating cash outflows associated with changes in working capital. The company, which has no debt, also has access to an unsecured revolving line of credit of $150 million, with an additional $75 million accordion feature.

Third-Quarter and Recent Business Highlights
•In September 2021, iRobot introduced the Roomba® j7+ Robot Vacuum with Genius™ 3.0 Home Intelligence. Powered by iRobot Genius 3.0, and featuring PrecisionVision Navigation, the Roomba j7+ gets smarter with each use – learning how to best navigate floors, remembering specific rooms and certain furniture, cleaning where it is most needed and recognizing and avoiding objects like cords and pet waste that can derail a cleaning mission. iRobot’s confidence in its PrecisionVision Navigation technology underpins its Pet Owner Official Promise (P.O.O.P.), under which the company will replace any Roomba j7+ that doesn't avoid solid pet waste1.
◦The launches of Roomba j7+ and Genius 3.0 have received extensive favorable coverage across the U.S. and Europe, including Fast Company, Tech Crunch, CNET, Vacuum Wars, Frandroid, Stern and El Pais.
•In early October 2021, iRobot expanded its subscription-based iRobot Select membership program to include the recently announced Roomba® j7+ robot vacuum with Clean Base Automatic Dirt Disposal, along with benefits that provide customers with an entirely new and personalized ownership experience.
•Last week, iRobot announced an exclusive partnership with Bona US to provide customers with Bona® Hardwood Floor Cleaner and Bona® Hard-Surface Cleaner solutions, and the Bona® PowerPlus® Microfiber Deep Cleaning Pad that are custom designed and certified for the iRobot Braava® jet m6 robot mop. The co-branded cleaning solutions and microfiber pads will be sold at select retailers in the U.S. and Canada, as well as iRobot.com.
•The company’s community of engaged, connected customers who have opted-in to its digital communications grew to 12.5 million, an increase of 60% from the third quarter of 2020.
•During the third quarter of 2021, the company executed a $100 million ASR program, repurchasing 1,198,218 shares of common stock at an average purchase price of $83.46 per share.
•iRobot is planning to hold an Investor Day on December 9, 2021. Additional details about this event, including registration information, will be made publicly available within the next several weeks.

1 Offer valid for 1 year from purchase and covers replacement product only. Available in limited jurisdictions, additional terms and conditions apply.

Financial Expectations
iRobot has updated its full-year 2021 GAAP and non-GAAP financial expectations, all of which were most recently provided on July 28, 2021. The updated outlook reflects the company’s results to date and anticipated performance during the fourth quarter of 2021 as well as our updated expectations regarding the timing of a potential tariffs exclusion and the impact of increased transportation costs. A detailed reconciliation between the company's GAAP and non-GAAP expectations is included in the attached financial tables.

Fiscal Year 2021 ending January 1, 2022:

Metric	GAAP	Adjustments	Non-GAAP
Revenue	$1.555 - $1.590 billion	—	$1.555 - $1.590 billion
Gross Profit	$556 - $576 million	~$2 million	$558 - $578 million
Operating (Loss) Income	($1) - $17 million	~$37.7 million	$36 - $55 million
Earnings Per Share	$0.81 - $1.37	~$0.34 - ~$0.37	$1.15 - $1.74

The following table details the impact of Section 301 tariffs and other changes on the company’s updated non-GAAP financial expectations.

Metric	July Guidance Non-GAAP	Section 301 Tariffs	Other Changes	October Guidance Non-GAAP
Revenue	$1.55 - $1.62 billion	—	$5 - ($30) million	$1.555 - $1.590 billion
Gross Profit	$612 - $645 million	($42) - ($43) million	($12) - ($24) million	$558 - $578 million
Operating Income	$80 - $110 million	($42) - ($43) million	($2) - ($12) million	$36 - $55 million
Tax Rate	16% - 17%	—	(11)% - (10)%	5% - 7%
Earnings Per Share	$2.25 - $3.15	($1.24) - ($1.27)	$0.14 - ($0.14)*	$1.15 - $1.74

* The earnings per share impact of $0.14 - ($0.14) from other changes is based on the updated effective tax rate of 5% - 7% arising from the revised outlook for revenue and operating income.

Third-Quarter 2021 Results Conference Call
iRobot will host a conference call tomorrow at 8:30 a.m. ET to review its third-quarter 2021 financial results, and discuss its outlook going forward. Pertinent conference call details include:

Date:	October 28, 2021
Time:	8:30 a.m. ET
Call-In Number:	213-358-0894
Conference ID:	7455266

A live webcast of the conference call, along with the conference call prepared remarks, will be accessible on the event section of the company’s website at https://investor.irobot.com/events/event-details/q3-2021-irobot-corp-financial-results-conference-call. An archived version of the broadcast will be available on the same website shortly after the conclusion of the live event. A replay of the telephone conference call will be available through November 4, and can be accessed by dialing 404-537-3406, passcode 7455266.

About iRobot Corp.
iRobot®, the leading global consumer robot company, designs and builds robots that empower people to do more both inside and outside of the home. iRobot created the home robot cleaning category with the introduction of its Roomba® Robot Vacuum in 2002. Today, iRobot is a global enterprise that has sold more than 30 million robots worldwide. iRobot's product line, including the Roomba and the Braava® family of mopping robots, feature proprietary technologies and advanced concepts in cleaning, mapping and navigation. iRobot engineers are building an ecosystem of robots and technologies to enable the smart home. For more information about iRobot, please visit www.irobot.com.

For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations regarding: future financial performance, including with respect to 2021 revenue, gross profit, operating income and EPS; successfully managing through component availability issues; the anticipated impact of higher transportation costs and Section 301 tariffs on operating profitability and EPS; and the expected reinstatement of a tariff exclusion at some point in 2022. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: the impact of COVID-19 on our business, the industry and markets in which we operate, and the global economy; the limited number of manufacturers and suppliers of key components; our ability to operate in an emerging market; the financial strength of our customers and retailers; the impact of tariffs on goods imported into the United States and any exclusions therefrom; the impact of increases in transportation costs; general economic conditions; market acceptance of and adoption of our products; and competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.

iRobot Corporation
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the nine months ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Revenue	$440,682	$413,145	$1,109,539	$885,563
Cost of revenue:
Cost of product revenue	277,703	214,079	684,190	429,060
Amortization of acquired intangible assets	225	225	675	1,695
Total cost of revenue	277,928	214,304	684,865	430,755
Gross profit	162,754	198,841	424,674	454,808
Operating expenses:
Research and development	40,262	38,613	120,859	111,929
Selling and marketing	59,055	50,488	186,722	136,144
General and administrative	22,688	28,490	72,587	74,919
Amortization of acquired intangible assets	251	256	661	764
Total operating expenses	122,256	117,847	380,829	323,756
Operating income	40,498	80,994	43,845	131,052
Other income, net	26,585	42,240	26,139	41,837
Income before income taxes	67,083	123,234	69,984	172,889
Income tax expense	9,867	29,982	8,083	39,156
Net income	$57,216	$93,252	$61,901	$133,733

Net income per share:
Basic	$2.09	$3.33	$2.22	$4.76
Diluted	$2.06	$3.27	$2.17	$4.69

Number of shares used in per share calculations:
Basic	27,413	28,031	27,923	28,084
Diluted	27,803	28,539	28,475	28,502

Stock-based compensation included in above figures:
Cost of revenue	$284	$331	$929	$1,150
Research and development	2,361	2,856	6,896	7,501
Selling and marketing	895	1,132	2,982	2,598
General and administrative	(1,467)	5,524	5,388	9,655
Total	$2,073	$9,843	$16,195	$20,904

iRobot Corporation
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	October 2, 2021	January 2, 2021
Assets
Cash and cash equivalents	$218,012	$432,635
Short term investments	29,909	51,081
Accounts receivable, net	240,722	170,526
Inventory	353,724	181,756
Other current assets	46,367	45,223
Total current assets	888,734	881,221
Property and equipment, net	80,227	76,584
Operating lease right-of-use assets	39,096	43,682
Deferred tax assets	39,778	33,404
Goodwill	121,909	125,872
Intangible assets, net	8,348	9,902
Other assets	31,542	19,063
Total assets	$1,209,634	$1,189,728

Liabilities and stockholders' equity
Accounts payable	$259,396	$165,779
Accrued expenses	130,958	131,388
Deferred revenue and customer advances	11,076	10,400
Total current liabilities	401,430	307,567
Operating lease liabilities	45,206	50,485
Deferred tax liabilities	118	705
Other long-term liabilities	22,344	26,537
Total long-term liabilities	67,668	77,727
Total liabilities	469,098	385,294
Stockholders' equity	740,536	804,434
Total liabilities and stockholders' equity	$1,209,634	$1,189,728

iRobot Corporation
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the nine months ended
	October 2, 2021	September 26, 2020
Cash flows from operating activities:
Net income	$61,901	$133,733
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	23,978	25,705
Gain on equity investment	(26,929)	(43,480)
Stock-based compensation	16,195	20,904
Deferred income taxes, net	(8,190)	10,939
Other	4,496	4,785
Changes in operating assets and liabilities — (use) source
Accounts receivable	(71,368)	(32,572)
Inventory	(173,986)	(61,006)
Other assets	(5,851)	(20,718)
Accounts payable	93,530	46,098
Accrued expenses and other liabilities	(4,551)	12,358
Net cash (used in) provided by operating activities	(90,775)	96,746

Cash flows from investing activities:
Additions of property and equipment	(25,302)	(25,031)
Purchase of investments	(9,641)	(3,729)
Sales and maturities of investments	63,976	10,500
Net cash provided by (used in) investing activities	29,033	(18,260)

Cash flows from financing activities:
Proceeds from employee stock plans	5,157	4,048
Income tax withholding payment associated with restricted stock vesting	(5,161)	(1,845)
Stock repurchases	(150,000)	(25,000)
Net cash used in financing activities	(150,004)	(22,797)

Effect of exchange rate changes on cash and cash equivalents	(2,877)	2,125
Net (decrease) increase in cash and cash equivalents	(214,623)	57,814
Cash and cash equivalents, at beginning of period	432,635	239,392
Cash and cash equivalents, at end of period	$218,012	$297,206

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended		For the nine months ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Revenue by Geography: *
Domestic	$216,542	$206,276	$528,138	$428,389
International	224,140	206,869	581,401	457,174
Total	$440,682	$413,145	$1,109,539	$885,563

Robot Units Shipped *
Vacuum	1,379	1,354	3,496	2,907
Mopping	164	184	449	394
Total	1,543	1,538	3,945	3,301

Revenue by Product Category **
Vacuum***	$398	$369	$991	$791
Mopping***	43	44	119	95
Total	$441	$413	$1,110	$886

Average gross selling prices for robot units	$322	$312	$322	$311

Headcount	1,343	1,159

* in thousands
** in millions
*** includes accessory revenue

Certain numbers may not total due to rounding

iRobot Corporation
Supplemental Information on Section 301 Tariffs
(in thousands, except per share amounts)
(unaudited)

	For the three months ended			For the nine months ended
	April 3, 2021	July 3, 2021	October 2, 2021	October 2, 2021
Section 301 Tariff Costs	$3,383	$11,622	$14,145	$29,150
Impact of Section 301 tariff costs to gross and operating margin (GAAP & non-GAAP)	(1.1)%	(3.2)%	(3.2)%	(2.6)%
Tax effected impact of Section 301 tariff costs to net income per diluted share (GAAP)	$(0.09)	$(0.36)	$(0.43)	$(0.86)
Tax effected impact of Section 301 tariff costs to net income per diluted share (non-GAAP)	$(0.09)	$(0.36)	$(0.50)	$(0.95)

	For the three months ended			For the nine months ended
	March 28, 2020	June 27, 2020	September 26, 2020	September 26, 2020
Section 301 Tariff Costs	$6,609	$(6,609)	$—	$—
Impact of Section 301 tariff costs to gross and operating margin (GAAP & non-GAAP)	(3.4)%	2.4%	—%	—%
Tax effected impact of Section 301 tariff costs to net income per diluted share (GAAP)	$(0.19)	$0.19	$—	$—
Tax effected impact of Section 301 tariff costs to net income per diluted share (non-GAAP)	$(0.15)	$0.15	$—	$—

Certain numbers may not total due to rounding

iRobot Corporation
Explanation of Non-GAAP Measures

In addition to disclosing financial results in accordance with U.S. GAAP, this earnings release contains references to the non-GAAP financial measures described below. We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.

Our non-GAAP financial measures reflect adjustments based on the following items. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Amortization of acquired intangible assets: Amortization of acquired intangible assets consists of amortization of intangible assets including completed technology, customer relationships, and reacquired distribution rights acquired in connection with business combinations. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.

Net Merger, Acquisition and Divestiture (Income) Expense: Net merger, acquisition and divestiture (income) expense primarily consists of transaction fees, professional fees, and transition and integration costs directly associated with mergers, acquisitions and divestitures. It also includes business combination adjustments including adjustments after the measurement period has ended. The occurrence and amount of these costs will vary depending on the timing and size of these transactions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.

Stock-Based Compensation: Stock-based compensation is a non-cash charge relating to stock-based awards. We exclude this expense as it is a non-cash expense, and we assess our internal operations excluding this expense and believe it facilitates comparisons to the performance of other companies.

IP Litigation Expense, Net: IP litigation expense, net relates to legal costs incurred to litigate patent, trademark, copyright and false advertising infringements, or to oppose or defend against interparty actions related to intellectual property. Any settlement payment or proceeds resulting from these infringements are included or netted against the costs. We exclude these costs from our non-GAAP measures as we do not believe these costs have a direct correlation to the operations of our business and may vary in size depending on the timing and results of such litigations and settlements.

Gain/Loss on Strategic Investments: Gain/loss on strategic investments includes fair value adjustments, realized gains and losses on the sales of these investments and losses on the impairment of these investments. We exclude these items from our non-GAAP measures because we do not believe they correlate to the performance of our core business and may vary in size based on market conditions and events. We believe that the exclusion of these gains or losses provides investors with a supplemental view of our operational performance.

Income tax adjustments: Income tax adjustments include the tax effect of the non-GAAP adjustments, calculated using the appropriate statutory tax rate for each adjustment. We reassess the need for any valuation allowance recorded based on the non-GAAP profitability and have eliminated the effect of the valuation allowance recorded in the U.S. jurisdiction. We also exclude certain tax items, including impact from stock-based compensation windfalls/shortfalls, that are not reflective of income tax expense incurred as a result of current period earnings. We believe disclosure of the income tax provision before the effect of such tax items is important to permit investors’ consistent earnings comparison between periods.

iRobot Corporation
Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the nine months ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
GAAP Revenue	$440,682	$413,145	$1,109,539	$885,563

GAAP Gross Profit	$162,754	$198,841	$424,674	$454,808
Amortization of acquired intangible assets	225	225	675	1,695
Stock-based compensation	284	331	929	1,150
Tariff refunds	(270)	—	(270)	(40,017)
Non-GAAP Gross Profit	$162,993	$199,397	$426,008	$417,636
Non-GAAP Gross Margin	37.0%	48.3%	38.4%	47.2%

GAAP Operating Expenses	$122,256	$117,847	$380,829	$323,756
Amortization of acquired intangible assets	(251)	(256)	(661)	(764)
Stock-based compensation	(1,789)	(9,512)	(15,266)	(19,754)
Net merger, acquisition and divestiture (expense) income	(635)	—	(1,274)	566
IP litigation expense, net	(4,569)	(1,607)	(9,292)	(3,360)
Restructuring and other	—	(200)	(213)	(2,063)
Non-GAAP Operating Expenses	$115,012	$106,272	$354,123	$298,381
Non-GAAP Operating Expenses as a % of Non-GAAP Revenue	26.1%	25.7%	31.9%	33.7%

GAAP Operating Income	$40,498	$80,994	$43,845	$131,052
Amortization of acquired intangible assets	476	481	1,336	2,459
Stock-based compensation	2,073	9,843	16,195	20,904
Tariff refunds	(270)	—	(270)	(40,017)
Net merger, acquisition and divestiture expense (income)	635	—	1,274	(566)
IP litigation expense, net	4,569	1,607	9,292	3,360
Restructuring and other	—	200	213	2,063
Non-GAAP Operating Income	$47,981	$93,125	$71,885	$119,255
Non-GAAP Operating Margin	10.9%	22.5%	6.5%	13.5%

iRobot Corporation
Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals continued
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the nine months ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
GAAP Income Tax Expense	$9,867	$29,982	$8,083	$39,156
Tax effect of non-GAAP adjustments	(8,905)	(12,119)	(5,995)	(15,842)
Other tax adjustments	156	290	2,929	(888)
Non-GAAP Income Tax Expense	$1,118	$18,153	$5,017	$22,426

GAAP Net Income	$57,216	$93,252	$61,901	$133,733
Amortization of acquired intangible assets	476	481	1,336	2,459
Stock-based compensation	2,073	9,843	16,195	20,904
Tariff refunds	(270)	—	(270)	(40,017)
Net merger, acquisition and divestiture expense (income)	635	—	1,274	(1,241)
IP litigation expense, net	4,569	1,607	9,292	3,360
Restructuring and other	—	200	213	2,063
Gain on strategic investments	(27,141)	(43,480)	(26,929)	(43,567)
Income tax effect	8,749	11,829	3,066	16,730
Non-GAAP Net Income	$46,307	$73,732	$66,078	$94,424

GAAP Net Income Per Diluted Share	$2.06	$3.27	$2.17	$4.69
Amortization of acquired intangible assets	0.02	0.02	0.05	0.08
Stock-based compensation	0.08	0.34	0.57	0.73
Tariff refunds	(0.01)	—	(0.01)	(1.40)
Net merger, acquisition and divestiture expense (income)	0.02	—	0.04	(0.04)
IP litigation expense, net	0.16	0.06	0.33	0.12
Restructuring and other	—	—	0.01	0.07
Gain on strategic investments	(0.98)	(1.52)	(0.95)	(1.53)
Income tax effect	0.32	0.41	0.11	0.59
Non-GAAP Net Income Per Diluted Share	$1.67	$2.58	$2.32	$3.31

Number of shares used in diluted per share calculation	27,803	28,539	28,475	28,502

Supplemental Information
Days sales outstanding	50	40
Days in inventory	116	93

iRobot Corporation
Supplemental Reconciliation of Fiscal Year 2021 GAAP to Non-GAAP Guidance
(unaudited)

FY-21
GAAP Gross Profit	$556 - $576 million
Amortization of acquired intangible assets	~$1 million
Stock-based compensation	~$1 million
Total adjustments	~$2 million
Non-GAAP Gross Profit	$558 - $578 million

FY-21
GAAP Operating (Loss) Income	($1) - $17 million
Amortization of acquired intangible assets	~$1.7 million
Stock-based compensation	~$23.6 million
Net merger, acquisition and divestiture expense (income)	~$1.3 million
IP litigation expense, net	~$11.2 million
Restructuring and other	~($0.1) million
Total adjustments	~$37.7 million
Non-GAAP Operating Income	$36 - $55 million

FY-21
GAAP Net Income Per Diluted Share	$0.81 - $1.37
Amortization of acquired intangible assets	~$0.06
Stock-based compensation	~$0.84
Net merger, acquisition and divestiture expense (income)	~$0.04
IP litigation expense, net	~$0.39
Restructuring and other	—
Gain on strategic investments	~($0.95)
Income tax effect	($0.04) - ($0.01)
Total adjustments	$0.34 - $0.37
Non-GAAP Net Income Per Diluted Share	$1.15 - $1.74

Number of shares used in diluted per share calculations	~28.2 million